July 8, 2014

Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control


RE:	American Depositary Shares evidenced by One (1) American
Depositary Receipts representing one (1) Ordinary Share of Compass Group plc (Form F6 File No. 333 135979)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting a change to the form of receipt for Compass Group plc.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F6 Registration Statement, the Prospectus consists of the ADR certificate with the revised par value for Compass Group plc.

The Prospectus has been revised to reflect that reference to the par value and has been deleted from the form of receipt.

Please contact me with any questions or comments at 212 815 6915



Margaret Keyes
The Bank of New York Mellon ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International Corporate Finance)





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